UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 31, 2014 (the “Closing Date”), the existing credit agreement of Monster Worldwide, Inc. (the “Company”) was amended and restated in its entirety pursuant to that certain Third Amended and Restated Credit Agreement (the “Third Amended Credit Agreement”), dated the Closing Date, by and among the Company, Bank of America, N.A., in its capacity as administrative agent (the “Agent”), and the lenders identified therein (the “Lenders”). In addition, on the Closing Date and in connection with the Third Amended Credit Agreement: (i) the guaranty certain of the Company’s domestic subsidiaries entered into with respect to the existing credit agreement was amended and restated in its entirety pursuant to that certain Third Amended and Restated Subsidiary Guaranty (the “Third Amended Guaranty”) made by such subsidiaries in favor of the Agent; (ii) the pledge agreement the Company entered into with respect to the existing credit agreement was amended and restated in its entirety pursuant to that certain Second Amended and Restated U.S. Pledge Agreement (the “Second Amended and Restated U.S. Pledge Agreement”) made by the Company and such subsidiaries in favor of the Agent; and (iii) the Company and such subsidiaries entered into that certain Security Agreement (the “Security Agreement”), made by the Company and such subsidiaries in favor of the Agent.

The Third Amended Credit Agreement provides the Company with a $100 million revolving credit facility and a $90 million term loan facility, providing for a total of $190 million in credit available to the Company. On the Closing Date, the Company had $10.5 million of borrowings outstanding under the revolving credit facility and $90 million of borrowings outstanding under the term loan facility. Each of the revolving credit facility and the term loan facility matures on October 31, 2017. The Company is required to make quarterly amortization payments on the outstanding principal amount of the term loans, with $2.25 million payable on each of December 31, 2014, March 31, 2015, June 30, 2015, and September 30, 2015, $2.8125 million payable on each of December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016, $3.375 million payable on each of December 31, 2016, March 31, 2017, June 30, 2017, and September 30, 2017, and the remaining balance of the term loan due at maturity. The borrowings under the Third Amended Credit Agreement will be used to refinance the obligations under the existing credit agreement and for general corporate purposes.

Borrowings under the Third Amended Credit Agreement will bear interest at a rate equal to either (i) the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 250 basis points to 325 basis points depending on the Consolidated Leverage Ratio as defined in the Third Amended Credit Agreement or upon the Company’s election (ii) the sum of (A) the highest of (1) the Agent’s prime rate, (2) the sum of 0.50% plus the overnight federal funds rate on such day or (3) LIBOR plus 1.0%, plus (B) a margin ranging from 150 basis points to 225 basis points depending on the Company’s Consolidated Leverage Ratio. In addition, the Company will be required to pay the following fees: (i) a fee on all outstanding amounts of letters of credit at a rate per annum ranging from 250 basis points to 325 basis points (depending on the Consolidated Leverage Ratio); and (ii) a commitment fee on the unused portion of the revolving credit facility at a rate per annum ranging from 35 basis points to 50 basis points (depending on the Consolidated Leverage Ratio).

The Third Amended Credit Agreement contains financial covenants requiring the Company to maintain: (i) a Consolidated Leverage Ratio of no more than 2.75 to 1.00, as of the end of each fiscal quarter ending after the Closing Date through the fiscal quarter ending March 31, 2015, and 2.50 to 1.00, as of the end of the fiscal quarter ending June 30, 2015, and each fiscal quarter ending thereafter; and (ii) a Consolidated Fixed Charge Coverage Ratio, as defined in the Third Amended Credit Agreement, of at least 1.50 to 1.00. The Third Amended Credit Agreement also contains various other negative covenants, including restrictions on incurring indebtedness, creating liens, mergers, dispositions of property, dividends and stock repurchases, acquisitions and other investments and entering into new lines of business. The Third Amended Credit Agreement also contains various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records, further assurances regarding collateral and compliance with environmental laws.

The Third Amended Credit Agreement contains various events of default, including: (i) nonpayment of principal, interest, fees or other amounts (with grace periods with respect to payments other than principal payments); (ii) failure to perform or observe covenants set forth in the loan documentation; (iii) any representation or warranty proving to have been incorrect when made or deemed made; (iv) cross-default to other indebtedness in an amount in excess of $25 million; (v) bankruptcy and insolvency defaults; (vi) monetary judgment defaults in an amount in excess of $25 million and material nonmonetary judgment defaults; (vii) breaches or violations of certain employee benefits obligations, laws or regulations; (viii) actual or asserted invalidity or impairment of any loan documentation; and (ix) change of control (as defined in the Credit Agreement). In the case of certain events of bankruptcy, all amounts borrowed under the Credit Agreement become due and payable and, in the case of other events of default, lenders holding more than 50% of the commitments under the Credit Agreement may declare all amounts borrowed under the Credit Agreement due and payable.

The foregoing summary of the Third Amended Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Third Amended Credit Agreement. A copy of the Third Amended Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The obligations of all of the loan parties under the Third Amended Credit Agreement are guaranteed by the Company’s domestic subsidiaries (other than certain inactive subsidiaries) pursuant to the Third Amended Guaranty. The foregoing summary of the Third Amended Guaranty is not complete and is qualified in its entirety by the terms and provisions of the Third Amended Guaranty. A copy of the Third Amended Guaranty is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The obligations of the loan parties under the Third Amended Credit Agreement, the Third Amended Guaranty and certain hedging and cash management agreements entered into with the Lenders or the Lenders’ affiliates are secured by: (a) a pledge of all of the equity interests of the Company’s domestic subsidiaries (other than certain specified inactive subsidiaries) pursuant to the Second Amended and Restated U.S. Pledge Agreement; (b) a pledge of 65% of the equity interests of certain foreign subsidiaries of the Company pursuant to certain pledge agreements that were entered into in connection with the existing credit agreement; and (c) a security interest in substantially all of the assets (other than real estate, motor vehicles, equity interests not pledged as described above, and certain other excluded assets) of the Company and its domestic subsidiaries (other than certain inactive subsidiaries) pursuant to the Security Agreement. The foregoing summary of the Second Amended and Restated U.S. Pledge Agreement and the Security Agreement is not complete and is qualified in its entirety by the terms and provisions of the Second Amended and Restated U.S. Pledge Agreement and the Security Agreement. A copy of the Second Amended and Restated U.S. Pledge Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Security Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 4, 2014, the Company announced its results of operations for the quarter and nine months ended September 30, 2014. A copy of the Company’s press release announcing its results of operations for the quarter and nine months ended September 30, 2014 is attached hereto as Exhibit 99.1. A copy of the supplemental financial information issued by the Company in connection with the press release is attached hereto as Exhibit 99.2.

The information in Item 2.02 of this report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01, which is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Third Amended and Restated Credit Agreement, dated October 31, 2014, by and among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, Bank of America, N.A., in its capacity as administrative agent, swing line lender and l/c issuer and the other lenders identified.

10.2	Third Amended and Restated Subsidiary Guaranty, dated October 31, 2014, by the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.3	Second Amended and Restated U.S. Pledge Agreement, dated October 31, 2014, by Monster Worldwide, Inc., and the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.4	Security Agreement, dated October 31, 2014, by Monster Worldwide, Inc., and the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

99.1	Press Release of the Company Issued on November 4, 2014 Reporting the Company’s Results for the Quarter and Nine Months Ended September 30, 2014.

99.2	Supplemental Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ James M. Langrock
Name:	James M. Langrock
Title:	Executive Vice President and Chief Financial Officer

Date: November 4, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated October 31, 2014, by and among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, Bank of America, N.A., in its capacity as administrative agent, swing line lender and l/c issuer and the other lenders identified.

10.2	Third Amended and Restated Subsidiary Guaranty, dated October 31, 2014, by the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.3	Second Amended and Restated U.S. Pledge Agreement, dated October 31, 2014, by Monster Worldwide, Inc., and the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.4	Security Agreement, dated October 31, 2014, by Monster Worldwide, Inc., and the domestic subsidiaries of Monster Worldwide, Inc., party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

99.1	Press Release of the Company Issued on November 4, 2014 Reporting the Company’s Results for the Quarter and Nine Months Ended September 30, 2014.

99.2	Supplemental Financial Information.